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                                                                   EXHIBIT 23.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

re:Charter Power Systems, Inc. and Subsidiaries

   Amendment No. 1 to Registration Statement on Form S-3 (File No. 33-62907)

  We are aware that our reports dated June 13, 1995 and August 21, 1995 on our reviews of interim financial information of Charter Power Systems, Inc. and Subsidiaries for the periods ended April 30, 1995 and July 31, 1995, respectively, and included in the Company's quarterly report on Form 10-Q for the quarters then ended, are incorporated by reference in this Amendment No. 1 to the registration statement of Charter Power Systems, Inc. and Subsidiaries on Form S-3 (File No. 33-62907). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania

October 3, 1995